EXH. 99.17
                                   PROXY CARD

                          NATIONS FUND PORTFOLIOS, INC.
                               PACIFIC GROWTH FUND
                 SPECIAL MEETING OF SHAREHOLDERS-MARCH 29, 1999

         The undersigned hereby appoints ________ and ________ (the "Proxies") and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations Fund Portfolios, Inc. (the "Company") to be held at 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina, at 10:00 a.m. (Eastern time), on Friday, March 29, 1999, and at any adjournment or adjournments thereof. The proxies will cast votes according to the number of shares of the Nations Pacific Growth Fund (the "Fund") which the undersigned may be entitled to vote with respect to the proposals set forth below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED FEBRUARY 26, 1999.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL. YOU MAY VOTE BY MAILING THE PROXY BALLOT IN THE ENCLOSED POSTAGE PAID ENVELOPE. PLEASE MAKE SURE YOU MARK, SIGN AND DATE YOUR PROXY CARD.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. PROXIES RETURNED WITHOUT ANY SPECIFICATION WILL BE VOTED IN FAVOR OF THE PROPOSAL.

              To approve an Agreement and Plan of Consolidation and Liquidation, dated January [ ], 1999 (the "Consolidation Agreement") between the Pacific Growth Fund and the Company's Emerging Markets Fund. The Consolidation Agreement provides for the transfer of all of the assets and liabilities of the Pacific Growth Fund to the Emerging Markets Fund in exchange for shares of equal value of designated classes of the Emerging Markets Fund (the "Consolidation"). As a result of the Consolidation, the shareholders of the Pacific Growth Fund will become shareholders of the Emerging Markets Fund.

                         |_|YES            |_|NO          |_|ABSTAIN

                                                                      EXH. 99.17

                 THIS PROPOSAL HAS BEEN PROPOSED BY THE COMPANY.

         In their discretion, the Proxies, and either of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.


                          _____________________________


                          _____________________________, 1999


Please sign above exactly as your name(s) appear(s) hereon. Corporate proxies should be signed in full corporate name by an authorized officer. Each joint owner should sign personally. Fiduciaries should give full titles as such.



                                                                   (Please Date)